Exhibit 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS SECOND QUARTER RESULTS FOR
FISCAL YEAR 2011 AND POSTS A 6% NET SALES INCREASE
Company to host conference call on Tuesday, November 2, 2010 at 11:00 a.m. ET
MINNEAPOLIS, MN — November 1, 2010 — Navarre Corporation (NASDAQ: NAVR), a leading distributor, provider of complete logistics solutions and publisher of computer software today reported its financial results for the second quarter and year-to-date periods of its 2011 fiscal year.
Second Quarter Fiscal Year 2011
•	Net sales from continuing operations were $120.5 million, as compared to net sales from continuing operations of $113.5 million for the same period last year, an increase of $7.0 million or 6%. Continuing operations does not include the results of FUNimation Entertainment, which the Company is currently marketing for a potential sale and is classified as discontinued operations pursuant to GAAP.

•	Operating income from continuing operations during the second quarter was $3.2 million, as compared to operating income from continuing operations of $3.0 million in the prior fiscal year, an increase of 5%.

•	Net income was $3.1 million, or $0.09 per diluted share, as compared to net income of $2.3 million, or $0.06 per diluted share, in the prior year’s second quarter.

•	EBITDA before share-based compensation expense from continuing operations was $4.2 million, as compared to EBITDA before share-based compensation expense from continuing operations of $4.7 million in the prior year’s second quarter, a decrease of 10%. Second quarter EBITDA before share-based compensation expense from continuing operations includes the impact of a foreign exchange loss, as compared to foreign exchange income in the prior year’s second quarter, to create a $536,000 year-over-year impact. (See “Use of Non-GAAP Financial Information” below)

•	Debt at September 30, 2010 was reduced to $14.4 million and includes the use of $8.1 million in cash in connection with the May 2010 acquisition of Punch! Software. This was a reduction of $5.5 million as compared to debt of $19.9 million on September 30, 2009.

Year-to-Date Fiscal Year 2011
•	Net sales from continuing operations during the first two quarters of the 2011 fiscal year were $219.3 million, as compared to net sales from continuing operations of $236.9 million for the same period last year, a decrease of $17.6 million or 7.4%.

•	Operating income from continuing operations on a year-to-date basis was $4.3 million, as compared to operating income from continuing operations of $4.1 million in the prior fiscal year, an increase of 4%.

•	Net income during the first two quarters of the 2011 fiscal year was $4.2 million, or $0.11 per diluted share, as compared to net income of $6.4 million, or $0.18 per diluted share, in the prior year.

•	EBITDA before share-based compensation expense from continuing operations on a year-to-date basis was $6.2 million, as compared to EBITDA before share-based compensation expense from continuing operations of $7.7 million in the prior year, a decrease of $1.5 million or 19%. Year-to-date EBITDA before share-based compensation expense from continuing operations includes the impact of a foreign exchange loss, as compared to foreign exchange income in the first six months of the prior year, to create a more than $1.2 million year-over-year impact. (See “Use of Non-GAAP Financial Information” below)
“I am pleased with our top line revenue increase and we look forward to more of the same for the remainder of the fiscal year. The improvement is in part a result of the initial stages of our strategies to pursue geographic expansion and to add distribution of new product categories,” commented Cary L. Deacon, Chief Executive Officer. “Although our customers continue to take a cautious approach to inventory levels and buying patterns, we are also seeing a modest recovery in demand. Our expansion in Canada is continuing to meet expectations and we are successfully adding new consumer electronic accessory products to our distribution business. The performance of content acquired in the Punch! acquisition continues to be a bright spot in Encore’s results.
“Our previously announced efforts in connection with the potential sale of FUNimation Entertainment are continuing and we anticipate making a strategic decision regarding that business in the coming months,” continued Deacon.
Distribution Segment
For the second quarter ended September 30, 2010, the distribution segment’s net sales, before inter-company eliminations, were $118.8 million, as compared to net sales of $111.3 million for the same period last year, an increase of $7.5 million or 7%. This increase in net sales resulted from improved sales of all product categories. Operating income in the distribution segment was $1.7 million in the second quarter, as compared to $1.3 in the second quarter of the prior fiscal year, an increase of 33%. (See “Use of Non-GAAP Financial Information” below)
During the first six months of the 2011 fiscal year, the distribution segment’s net sales, before inter-company eliminations, were $214.7 million, as compared to net sales of $232.7 million for the same period last year, a decrease of $18.0 million or 7.7%. Operating income in the distribution segment was $1.7 million on a year-to-date basis, as compared to $1.6 million in the prior fiscal year, an increase of 4.3%. (See “Use of Non-GAAP Financial Information” below)
Publishing Segment
The publishing segment includes the results of Encore Software. The results of FUNimation Entertainment, which is being marketed for sale, is classified as discontinued operations pursuant to GAAP.
For the second quarter ended September 30, 2010, the publishing segment’s net sales, before inter-company eliminations, were $8.7 million, as compared to net sales of $8.2 million for the same period last year, an increase of 6%. This increase in net sales arose primarily out of the addition of the Punch! line of home design software as print productivity and gaming products experienced top line difficulties in the quarter. Operating income in the publishing segment was $1.5 million in the second quarter, as compared to $1.7 million in the second quarter of the prior fiscal year a decrease of 16%. (See “Use of Non-GAAP Financial Information” below)
During the first six months of the 2011 fiscal year, the publishing segment’s net sales, before inter-company eliminations, were $15.7 million, as compared to net sales of $15.0 million for the same period last year, an increase of 5%. Operating income for the publishing segment was $2.6 million on a year-to-date basis, as compared to $2.5 million in the prior fiscal year, an increase of 4%. (See “Use of Non-GAAP Financial Information” below)
Discontinued Operations
Discontinued operations includes the results of FUNimation Entertainment. Net income from discontinued operations during the second quarter was $1.7 million, as compared to $435,000 in the prior fiscal year. FUNimation had a small net sales increase in the second quarter compared to the prior year’s second quarter.
Outlook
The Company’s guidance from continuing operations for fiscal year 2011 remains unchanged as follows:
•	Net sales from continuing operations are anticipated to be between $480 million and $520 million;

•	EBITDA before share-based compensation expense from continuing operations is expected to be between $18 million and $21 million; and

•	Cash flow from continuing operations is anticipated to be positive.
Conference Call
The Company will host a conference call at 11:00 a.m. ET (10:00 a.m. CT), Tuesday, November 2, 2010, to discuss its fiscal year 2011 second quarter and year to date financial results. The conference call can be accessed by dialing (866) 804-6923, and utilizing conference participant passcode “73954119”, ten minutes prior to the scheduled start time. In addition, this discussion will be simultaneously webcast live and can be accessed in the “Investors” section of the Company’s web site located at www.navarre.com. A replay of the conference call will be available at the Company’s web site.
About Navarre Corporation
Navarre® Corporation provides distribution, third party logistics, supply chain management and other related services for North American retailers and their suppliers. For over 25 years, the Company has been a leading distributor for computer software, home entertainment media, consumer electronics and peripherals. The Company also publishes computer software in its Encore® subsidiary and produces animé video through its FUNimation Entertainment® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota. Additional information can be found at www.navarre.com.
Use of Non-GAAP Financial Information
In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations, and earnings before interest, taxes, depreciation, amortization, and share-based compensation expense, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s web site at www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the continued deterioration in the business of some of the Company’s customers could harm its business; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation arising out of this investigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the Company’s ability to meet significant working capital requirements; the Company may not be able to adequately adjust its cost structure in response to a decrease in net sales; technology developments could continue to adversely affect the Company’s business; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s SEC reports, including, in particular, the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the Company’s public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales	$120,476	$113,491	$219,268	$236,907
Cost of sales (exclusive of depreciation and amortization)	103,216	96,748	187,531	205,201

Gross profit	17,260	16,743	31,737	31,706
Operating expenses:
Selling and marketing	5,277	4,462	10,161	8,530
Distribution and warehousing	2,686	2,435	5,158	4,511
General and administrative	5,149	5,818	10,223	12,271
Depreciation and amortization	991	1,027	1,882	2,249

Total operating expenses	14,103	13,742	27,424	27,561

Income from operations	3,157	3,001	4,313	4,145
Other income (expense):
Interest expense	(456)	(482)	(851)	(1,050)
Interest income	—	—	—	7
Other income (expense)	(172)	364	(431)	815

Income from continuing operations before income tax	2,529	2,883	3,031	3,917
Income tax expense	(1,072)	(1,038)	(1,371)	(1,218)

Net income from continuing operations	1,457	1,845	1,660	2,699
Discontinued operations:
Income from discontinued operations, net of tax	1,680	435	2,575	3,742

Net income	$3,137	$2,280	$4,235	$6,441

Basic earnings per common share:
Continuing operations	$0.04	$0.05	$0.05	$0.08
Discontinued operations	0.05	0.01	0.07	0.10

Net income	$0.09	$0.06	$0.12	$0.18

Diluted earnings per common share:
Continuing operations	$0.04	$0.05	$0.04	$0.08
Discontinued operations	0.05	0.01	0.07	0.10

Net income	$0.09	$0.06	$0.11	$0.18

Weighted average shares outstanding:
Basic	36,376	36,237	36,371	36,237
Diluted	36,995	36,650	36,886	36,530

NAVARRE CORPORATION
Consolidated Condensed Balance Sheets
(In thousands)

	(Unaudited)	(Unaudited)
	September 30,	September 30,	March 31,
	2010	2009	2010
Assets
Current assets:
Accounts receivables, net	$57,739	$61,828	$61,880
Inventories	27,694	24,786	21,164
Other	20,424	15,650	21,210
Current assets of discontinued operations	8,748	6,666	6,071

Total current assets	114,605	108,930	110,325
Property and equipment, net	10,548	12,724	11,790
Other assets	26,897	15,260	20,054
Non-current assets of discontinued operations	29,907	29,218	29,434

Total assets	$181,957	$166,132	$171,603

Liabilities and shareholders’ equity
Current liabilities:
Revolving line of credit	$14,428	$19,916	$6,634
Accounts payable	74,512	77,418	79,968
Other	16,640	16,472	17,177
Current liabilities of discontinued operations	8,914	6,939	5,760

Total current liabilities	114,494	120,745	109,539
Long-term liabilities:
Other	1,850	1,407	1,303
Non-current liabilities of discontinued operations	—	1	—

Total liabilities	116,344	122,153	110,842
Shareholders’ equity	65,613	43,979	60,761

Total liabilities and shareholders’ equity	$181,957	$166,132	$171,603

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six Months Ended September 30,
	2010	2009
Net cash (used in) provided by operating activities	$(4,041)	$123
Net cash used in investing activities	(8,985)	(1,299)
Net cash provided by (used in) financing activities	10,447	(111)

Net cash used in continuing operations	(2,579)	(1,287)

Discontinued operations
Net cash provided by operating activities	2,776	1,377
Net cash used in investing activities	(191)	(85)
Net cash used in financing activities	(6)	(5)

Net cash provided by discontinued operations	2,579	1,287

Net increase (decrease) in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended September 30,				Six Months Ended September 30,
	2010	%	2009	%	2010	%	2009	%
Net sales:

Distribution	$118,761	93.2%	$111,336	93.2%	$214,714	93.2%	$232,732	94.0%
Publishing	8,656	6.8%	8,156	6.8%	15,710	6.8%	14,953	6.0%

Net sales before inter-company eliminations	127,417		119,492		230,424		247,685
Inter-company eliminations	(6,941)		(6,001)		(11,156)		(10,778)

Net sales as reported	$120,476		$113,491		$219,268		$236,907

Income from continuing operations:
Distribution	$1,699		$1,274		$1,708		$1,638
Publishing	1,458		1,727		2,605		2,507

Consolidated income from continuing operations	$3,157		$3,001		$4,313		$4,145

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of Net Income from Continuing Operations to EBITDA from Continuing Operations Before Share-Based
Compensation Expense

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net income from continuing operations, as reported	$1,457	$1,845	$1,660	$2,699
Interest expense, net	456	482	851	1,043
Income tax expense	1,072	1,038	1,371	1,218
Depreciation and amortization	991	1,027	1,882	2,249
Share-based compensation	242	272	468	529

EBITDA from continuing operations before share-based compensation expense	$4,218	$4,664	$6,232	$7,738